                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   __________


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): February 19, 1997
                                                        -----------------

                                   __________


                         ALLMERICA FINANCIAL CORPORATION
                     -----------------------------------------
             (Exact name of Registrant as specified in its charter)


  Delaware                          1-13754                        04-3263626
  --------                          -------                        ----------
(State or Other             (Commission File Number)           (I.R.S. Employer
Jurisdiction                                                   I.D. Number)
of Incorporation)


                                   __________


       440 Lincoln Street, Worcester, Massachusetts       01653
       --------------------------------------------     ---------
         (Address of Principal Executive Offices)       (Zip Code)


                                (508) 855-1000
               ------------------------------------------------
              Registrant's Telephone Number, including area code



                               Page 1 of 6 pages
                            Exhibit Index on page 6

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Item 5. Other Events

  On February 19, 1997, Allmerica Financial Corporation ("AFC"), APY Acquisition, Inc., a wholly owned subsidiary of AFC ("Merger Sub") and Allmerica Property & Casualty Companies, Inc. ("Allmerica P&C") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which AFC will acquire all of the outstanding shares of Common Stock, $1.00 par value, of Allmerica P&C (the "Allmerica P&C Common Stock") that AFC and its subsidiaries do not currently own. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Allmerica P&C (the "Merger"), resulting in Allmerica P&C becoming a wholly owned subsidiary of AFC. Each outstanding share of Allmerica P&C Common Stock, other than shares owned by AFC or its subsidiaries or by persons who properly perfect their appraisal rights under the Delaware General Corporation Law, will be converted into the right to receive, at the election of the holder, one of the following (collectively, the "Merger Consideration"):

   (i) (x) 0.4 (the "Standard Exchange Ratio") of a share of the Common Stock, $.01 par value of AFC ("AFC Common Stock") and (y) an amount in cash, without interest, equal to $17.60 (the "Standard Cash Consideration"); provided, however, that (1) in the event the average closing price of AFC Common Stock for the ten consecutive trading days ending on the fifth trading day prior to the effective date of the Merger (the "Average Stock Price") is less than $36.00, the Standard Cash Consideration shall be equal to (A) $32.00 less (B) the Standard Exchange Ratio multiplied by the Average Stock Price and (2) in the event the Average Stock Price is greater than $41.00, the Standard Cash Consideration shall be equal to
       (A) $34.00 less (B) the Standard Exchange Ratio multiplied by the Average Stock Price (collectively, the "Standard Consideration"); or

  (ii) 0.85714 (the "Stock Exchange Ratio") of a share of AFC Common Stock (the "Stock Consideration"); provided, however, that (1) in the event the Average Stock Price is less than $36.00, the Stock Exchange Ratio shall be equal to $32.00 divided by the Average Stock Price and (2) that in the event the Average Stock Price is greater than $41.00, the Stock Exchange Ratio shall be equal to $34.00 divided by the Average Stock Price; or

 (iii) cash, without interest, in an amount equal to $33.00 (the "Cash Consideration"); provided, however, that (1) in the event the Average Stock Price is less than $36.00, the Cash Consideration shall be equal to $32.00 and (2) in the event the Average Stock Price is more than $41.00, the Cash Consideration shall be equal to $34.00.

The maximum number of shares of AFC Common Stock to be issued in the Merger is approximately 9.67 million shares. The form of payment of the Merger Consideration will be prorated in the event the Cash Consideration or the Stock Consideration is over subscribed.

  Immediately prior to the consummation of the Merger, the Certificate of Incorporation of Allmerica P&C will be amended to authorize a Class B Common Stock of Allmerica P&C, $5.00 par value (the "Class B Common Stock"). Immediately prior to the consummation of the Merger, each share of Allmerica P&C Common Stock owned by AFC and its subsidiaries will be exchanged for one share of Class B Common Stock (the "Recapitalization").

  SMA Financial Corp. ("SMA"), a wholly owned subsidiary of AFC, is the holder of 59.5% of the outstanding shares of Allmerica P&C Common Stock. AFC will cause SMA to execute, as a stockholder of Allmerica P&C, a written consent of shareholders (a) adopting the Merger Agreement and approving the Merger and (b) approving the amendment to the certificate of incorporation of the Company to authorize the issuance of the Class B Common Stock pursuant to the Recapitalization.

  The respective obligation of each party to the Merger Agreement to effect the Merger is subject to the fulfillment of various conditions, including (i) that all necessary approvals from insurance regulatory authorities and other governmental authorities shall have been obtained, (ii) that the Form S-4 filed to register the AFC Common Stock to be issued in connection with the Merger shall have been declared effective by the Securities and Exchange Commission and that such shares shall have been approved for listing on the New York Stock Exchange (the "NYSE") and (iii) that the Recapitalization

                                      -2-
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shall have been completed. Additionally, (i) the obligation of Allmerica P&C to effect the Merger is subject to fulfillment of the conditions (a) that each of AFC and Merger Sub shall have performed in all material respects its agreements contained in the Merger Agreement and that the representations and warranties of each contained therein shall have remained true and correct as of the effective time of the Merger and (b) that the Special Committee of the Board of Directors of Allmerica P&C (the "Special Committee") shall have received a fairness opinion from Salomon Brothers Inc to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of Allmerica P&C Common Stock (other than AFC and its subsidiaries) and such fairness opinion shall not have been withdrawn and (ii) the obligation of AFC to effect the Merger is subject to fulfillment of the conditions (a) that Allmerica P&C shall have performed in all material respects its agreements contained in the Merger Agreement and that the representations and warranties of Allmerica P&C contained therein shall have remained true and correct as of the effective time of the Merger and (b) that AFC shall have received a fairness opinion from Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that the Merger is fair, from a financial point of view, to AFC and such fairness opinion shall not have been withdrawn.

  The Merger Agreement may be terminated and the Merger may be abandoned (i) by the mutual consent of AFC, Merger Sub and, with the consent of the Special Committee, Allmerica P&C, at any time prior to the Effective Time, (ii) by action of the Board of Directors of either AFC or, with the consent of the Special Committee, Allmerica P&C if (a) the Merger shall not have been consummated by September 30, 1997, or (b) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable or (c) insurance regulatory authorities shall have issued an order or ruling or taken other action denying approval of the transactions contemplated by this Agreement, and such order, ruling or other action shall have become final and nonappealable, (iii) by action of the Board of Directors of Allmerica P&C (with the consent of the Special Committee) if, prior to the Effective Time, (a) the Board of Directors of Allmerica P&C determines in good faith, upon advice of counsel, that notwithstanding a binding commitment to consummate the Merger pursuant to the Merger Agreement entered into in the proper exercise of their fiduciary duties, failure to terminate the Merger Agreement would likely be a breach of such fiduciary duties by reason of an alternative proposal with respect to Allmerica P&C being made, (b) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of AFC or (c) the Board of Directors of the Purchaser shall have withdrawn or modified in a manner materially adverse to the Company its approval or recommendation of the Merger Agreement or the Merger, (iv) by the Special Committee on behalf of Allmerica P&C at any time prior to the Effective Time if the Special Committee withdraws or materially modifies or changes its recommendation of the Merger Agreement or the Merger and the Special Committee determines in good faith, upon advice of counsel, that notwithstanding a binding commitment to consummate the Merger pursuant to the Merger Agreement entered into in the proper exercise of their fiduciary duties, failure to terminate the Merger Agreement would likely be a breach of such fiduciary duties by reason of an alternative proposal with respect to Allmerica P&C being made or (v) by action of the Board of Directors of AFC, at any time prior to the Effective Time if (a) the Board of Directors of Allmerica P&C and the Special Committee shall have withdrawn or modified in a manner materially adverse to AFC its approval or recommendation of the Merger Agreement or the Merger, or (b) there has been a breach by Allmerica P&C of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a material adverse effect on Allmerica P&C or (c) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of Allmerica P&C.

  A copy of the Merger Agreement and the joint press release of AFC and Allmerica P&C announcing the Merger Agreement are attached hereto as Exhibits 1 and 2, respectively, and the description of the Merger Agreement set forth above is qualified in its entirety by reference to the Merger Agreement and each of the press release and the Merger Agreement is incorporated by reference herein.

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Item 7.  Financial Statements and Exhibits

         Exhibit 1 Agreement and Plan of Merger dated February 19, 1997 among AFC, Allmerica P&C and Merger Sub.

         Exhibit 2 Joint press release of AFC and Allmerica P&C dated February 19, 1997 announcing the Merger Agreement.

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                                   SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ALLMERICA FINANCIAL CORPORATION



                                                 By:  /s/ John F. Kelly
                                                    ----------------------------
                                                    Title: Vice President


Date:  February 19, 1997

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Exhibit Index                                                               Page
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Exhibit 1  Agreement and Plan of Merger dated February 19, 1997 among
           AFC, Allmerica P&C and Merger Sub.

Exhibit 2  Joint press release of AFC and Allmerica P&C dated
           February 19, 1997 announcing the Merger Agreement.

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